SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.      Other Events and Required FD Disclosure.

        Reference is made to the press release dated May 7, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No. 99.1 Press Release dated May 7, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2004	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press Release dated May 7, 2004.

Exhibit 99.1

Retirement Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 835-3200 (800)522-3863 fax (407) 835-3232 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release May 7, 2004

CNL Retirement Properties, Inc. Acquires 22 Medical Office Buildings

$256 Million Acquisition Marks Entry Into Medical Office Sector;
Grows Portfolio to 165 Properties

ORLANDO, FL – CNL Retirement Properties, Inc., the nation’s third-largest real estate investment trust in the health care industry, today announced it has acquired 22 medical office buildings for $256 million from Medical Office Properties, Inc.

The properties are located in California, Colorado, Florida, Maryland, North Carolina, Texas and Virginia, with a combined total of 345 tenants and approximately 1.3 million square feet.

“Marking our entrance into the medical office building sector is a significant step for CNL Retirement Properties, Inc. and directly aligns with our long-term growth and diversification strategy,” said Thomas J. Hutchison III, chief executive officer and president of CNL Retirement Properties, Inc. “We anticipate pursuing additional acquisition opportunities in the medical office building sector, furthering our investment position in this growing market.”

“It was a pleasure to work with CNL Retirement Properties, Inc. in the sale of our company’s medical office building portfolio,” said Edward P. Nordberg, Jr., chief executive officer of Medical Office Properties, Inc. “We look forward to assisting CNL Retirement Properties, Inc. in the transition and growth of the portfolio.”

-More-

CNL Retirement Properties, Inc. Acquires 22 Medical Office Buildings, Page 2

About CNL Retirement Properties, Inc.

CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and owns a portfolio of 165 health care properties in 30 states in the seniors’ housing and medical office building sectors. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have over $10.9 billion in assets, representing approximately 4,500 properties across North America. For more information, please visit www.cnlonline.com.

About Medical Office Properties, Inc.

Medical Office Properties, Inc. (“MOP”) is a self-administered real estate investment trust that has invested in medical office buildings and other outpatient health care facilities in major medical communities throughout the United States. After completing the sale of its medical office portfolio, MOP intends to sell its remaining health care real estate assets to a company formed by its chief executive officer, Edward P. Nordberg, Jr., as also authorized by the shareholders of MOP.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.